UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2009

BANK OF FLORIDA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-50091	59-3535315
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1185 Immokalee Road, Naples, Florida	34110
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.	Changes in Registrant’s Certifying Accountant

(a). On April 6, 2009, the Audit Committee of the Board of Directors of Bank of Florida Corporation (the “Company”) dismissed Hacker, Johnson & Smith, PA (“Hacker Johnson”) as the Company’s independent registered public accounting firm, effective as of that date. Hacker Johnson’s reports on the Company’s consolidated financial statements for the years ended December 31, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2008 and 2007, and the interim period up to April 6, 2009, there were no disagreements with Hacker Johnson on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Hacker Johnson’s satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the Company’s consolidated financial statements; in addition, there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

(b). The Company has engaged Porter Keadle Moore, LLP (“PKM”) effective April 6, 2009 as its new independent registered public accounting firm to audit its financial statements.

PKM is a Certified Public Accounting Firm based in Atlanta, Georgia, with a Community Banking division, which currently provides independent audit, review, and tax services, as well as other services, to more than one hundred banking clients in twenty-six states, ranging in size from $20 million to more than $8 billion in assets. PKM is ranked second in the nation with respect to revenue audited and sixth in the nation in client share, as reported in the Public Accounting Report’s national list of “Public Community Bank Audit Leaders.”

In the second quarter of 2008, the Company hired PKM to perform an initial cursory review of goodwill impairment. A copy of PKM’s written review is attached as Exhibit 99.1. Both Hacker Johnson and PKM confirmed with management that a complete testing of goodwill for impairment should be completed prior to December 31, 2008. During the third quarter of 2008, the Company hired an independent third party to perform a complete test of goodwill for impairment

The Company provided Hacker Johnson with a copy of the foregoing disclosures contained in (a) and (b), above, and has requested a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company. Hacker Johnson’s letter is attached as Exhibit 16.1.

ITEM 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being furnished with this Report:

16.1	Hacker Johnson’s letter on change in certifying accountant.

99.1	PKM’s cursory evaluation of goodwill (Incorporated by reference from the Form 8-K filed on April 8, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Florida Corporation
(Registrant)

Date: April 10, 2009	By	/s/ Tracy L. Keegan
Tracy L. Keegan
Executive Vice President and Chief Financial Officer